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                                                                      EXHIBIT 21

                         Frontier Financial Corporation
                   List of Subsidiaries as of October 23, 2000
                 (Ownership is 100% Unless Otherwise Indicated)


                                                              Place of
Name                                                          Incorporation
----                                                          -------------
Frontier Bank                                                 Washington State

FFP, Inc.                                                     Washington State